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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: January 31, 2000



                                CORTLAND BANCORP
                    (Exact name as specified in its charter)


           Ohio                         000-13814                34-1451118
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(State or other jurisdiction           (Commission            (I.R.S. Employer
    of incorporation)                  File Number)          Identification No.)



                   194 West Main Street, Cortland, Ohio 44410
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          (Address of principal executive office, including Zip Code)


       Registrant's telephone number, including area code: (330) 637-8040
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On January 31, 2000 Cortland Bancorp announced that it is commencing a stock repurchase program to acquire up to 4.9% of Cortland Bancorp's outstanding common stock. Cortland Bancorp currently has approximately 3,764,759 shares outstanding. For additional information, reference is made to Cortland Bancorp's press release dated January 31, 2000 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         The Company also announced that net income for 1999 was $4.862 million compared to $4.816 million in 1998. Earnings per share amounted to $1.31 for both years. Assets as of December 31, 1999 totaled $423 million, up from $398 million a year ago.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 99.1 - Press Release dated January 31, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORTLAND BANCORP



                                   By: /s/ Rodger W. Platt
                                      ----------------------------------------
                                      Rodger W. Platt, Chairman and President


Date: January 31, 2000


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